                                                                    EXHIBIT 21.1

SUBSIDIARIES OF IRVINE APARTMENT COMMUNITIES, INC.

                                             State of Incorporation
               Subsidiary                       or Organization
-------------------------------------------------------------------------------
Irvine Apartment Communities, L.P.                Delaware
San Rafael Apartment Limited Partnership          California
IAC Management, Inc.                              California